EXECUTION COPY

AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of June 26, 2015 (the “Effective Date”) by and among BLACK HILLS CORPORATION, a South Dakota corporation (the “Borrower”), the financial institutions listed on the signature pages hereto (the “Banks”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Amended and Restated Credit Agreement, dated as of May 29, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Banks party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Amended Credit Agreement (as defined below).

WHEREAS, the Borrower has requested that the Banks and the Administrative Agent agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Borrower, the Banks and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Banks and the Administrative Agent hereby agree as follows.

ARTICLE I - AMENDMENT

Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article III below, the Credit Agreement is hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto in the appropriate alphabetical order:

  “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, DebtX® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

1.2    Section 1.1 of the Credit Agreement is hereby amended to amend and restate the following definitions in their entirety to read as follows:

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

(a)    the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the United States Federal Reserve Bank of New York; or

(b)    if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it;

provided, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, individually and collectively, each of (i) that certain letter dated as of June 26, 2015 by and between U.S. Bank National Association and the Borrower pertaining to fees to be paid by the Borrower to U.S. Bank National Association thereunder, (ii) that certain letter dated as of May 29, 2014 by and between The Bank of Nova Scotia and the Borrower pertaining to fees to be paid by the Borrower to The Bank of Nova Scotia thereunder and (iii) that certain letter dated as of May 29, 2014 by and between Union Bank, N.A. (now known as MUFG Union Bank, N.A.) and the Borrower pertaining to fees to be paid by the Borrower to Union Bank, N.A. (now known as MUFG Union Bank, N.A.) thereunder.

“Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“Termination Date” means June 26, 2020.

1.3    Section 2.3 of the Credit Agreement is hereby amended to amend and restate in their entirety the following definitions contained therein to read as follows:

“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available and (b) if the LIBOR Index Rate cannot be determined, the arithmetical average of the rates of interest per annum at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank Eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by U.S. Bank as part of such Borrowing; provided, that if LIBOR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by U.S. Bank as part of such Borrowing, which appears on a nationally recognized service such as Reuters Screen LIBOR01 Page (or any successor or substitute page of such page) as the rate for deposit in U.S. Dollars for such Interest Period on the day two (2) Business Days before the commencement of such Interest Period; provided, that if the LIBOR Index Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily Eurodollar Base Rate” means, with respect to a Swing Line Loan, the LIBOR Index Rate for one month appearing on the applicable Reuters Screen LIBOR01 as of 11:00 a.m. (London, England time) on a Business Day, provided that, if the LIBOR Index Rate cannot be determined, the applicable Daily Eurodollar Base Rate for one month shall instead be the arithmetical average of the rates of interest per annum at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) on a Business Day by major banks in the interbank eurodollar market in an amount equal or comparable to the principal amount of the relevant Swing Line Loan and having a maturity equal to one month; provided, that if the Daily Eurodollar Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. For purposes of determining any interest rate hereunder or under any other Credit Document which is based on the Daily Eurodollar Base Rate, such interest rate shall change as and when the Daily Eurodollar Base Rate shall change.

1.4    Section 2.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.

1.5    Section 5.16 of the Credit Agreement is hereby amended to add the following new sentences at the end of the current last sentence thereof:

The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Sanctions Laws and Regulations in all material respects. No Borrowing, Letter of Credit, use of proceeds or other Transactions will violate any Sanctions Laws and Regulations.

1.6    Section 7.6 of the Credit Agreement is hereby amended to (i) replace the phrase “Banks receive” in clause (b) thereof with “Administrative Agent receives” and (ii) replace the word “Banks” in clause (c) thereof with “Administrative Agent”.

1.7    Clause (vi) of Section 7.12 of the Credit Agreement is hereby amended to replace the phrase “the Borrower may enter into a merger with, or acquisition of all of, another Person so long as:” contained therein with “the Borrower may enter into a merger with, or acquisition of all or substantially all of the capital stock or assets of, another Person so long as:”

1.8    Clause (a) of Section 7.26 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    The Borrower shall not request any Loans or Letters of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers and employees shall not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Designated Person, or in any country, region or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (iii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

1.9    Section 11.1 of the Credit Agreement is hereby amended to (i) replace the phrase “U.S. federal withholding tax” contained therein with “U.S. Federal withholding Tax” and (ii) insert the following new clause (f) in the appropriate order:

(f)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after June 26, 2015, the Borrower and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

1.10    Section 11.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 11.8     Notices.

(a) Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including facsimile or by using Electronic Systems) and shall be given to a party hereunder at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, by other telecommunication device capable of creating a written record of such notice and its receipt or, to the extent permitted in Section 11.8(b) hereof, Electronic Systems. Notices under the Credit Documents to the Banks shall be addressed to their respective addresses, facsimile or telephone numbers set forth on their respective Administrative Questionnaires or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof, and to the Borrower and to the Administrative Agent to:

If to the Borrower:

Black Hills Corporation PO Box 1400 625 9th Street Rapid City, South Dakota 57709 Attention: Kimberly Nooney Facsimile: 605.721.2597 Telephone: 605.721.2370

with copies to:

Black Hills Corporation PO Box 1400 625 9th Street Rapid City, South Dakota 57709 Attention: Steven J. Helmers Facsimile: 605.721.2550 Telephone: 605.721.2303

If to the Administrative Agent:

Notices shall be sent to the applicable address set forth on Part B of Schedule 4 hereto.

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.8 or in the applicable Administrative Questionnaire and a confirmation of receipt of such facsimile has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three (3) Business Days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified or referred to in this Section 11.8; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt during the recipient’s normal business hours. Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

1.11    The schedules to the Credit Agreement are hereby amended and restated in their entirety by the schedules attached hereto.

ARTICLE II - REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants as follows:

2.1    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

2.2    As of the date hereof and after giving effect to the terms of this Amendment, (i) the Borrower shall be in full compliance with all of the terms and conditions of the Credit Agreement, as amended hereby, and no Default or Event of Default shall have occurred and be continuing and (ii) each of the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects (unless such representation or warranty is already qualified with respect to materiality, in which case it shall be and remain true and correct in all respects) as of the date hereof, except that if any such representation or warranty relates solely to an earlier date it need only remain true in all material respects (unless such representation or warranty is already qualified with respect to materiality, in which case it shall be and remain true and correct in all respects) as of such date.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the Effective Date, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1    The Administrative Agent shall have received:

a.Counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and the Banks.

b.For each Bank, the favorable written opinion of (i) Faegre Baker Daniels LLP, counsel to the Borrower, and (ii) General Counsel to the Borrower; provided, either such opinion shall include a legal opinion to the effect that the Borrower has obtained all necessary approvals under PUHCA in connection with its obligations under the Credit Documents, as amended hereby, and such other related matters as the Administrative Agent may reasonably request;

c.A certificate of the secretary of Borrower certifying (a) that there have been no changes in the certificate of incorporation or bylaws of Borrower since May 29, 2014 (or if changes have occurred, attaching the current certificate of incorporation and bylaws), (b) resolutions of its Board of Directors authorizing the execution, delivery of the Amendment and performance of the Amendment and the Credit Agreement, as amended hereby, and (c) to the extent modified from the incumbency and specimen signatures delivered to the Administrative Agent as of May 29, 2014, the incumbency and specimen signature of each of its officers authorized to sign this Amendment;

d.A certificate stating that the conditions precedent set forth in Article II hereof and this Article III have been satisfied; and

e.Such other documents and information as the Administrative Agent may reasonably request.

3.2    All legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Banks.

3.3    The Borrower shall have paid to the Administrative Agent for the benefit of each Bank the applicable fees for providing their respective Commitments under the Credit Agreement, as amended hereby.

3.4    There has been no material adverse change in the business, assets, operations, performance or condition, financial or otherwise, of the Borrower and its subsidiaries taken as a whole, since the last day of the most recently audited financial year of the Borrower.

ARTICLE IV - GENERAL

4.1    Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent incurred in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

4.2    Counterparts. This Amendment may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart hereof via facsimile or electronic means shall for all purposes be as effective as delivery of an original counterpart.

4.3    Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

4.4    Governing Law. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

4.5    Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Borrower, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and the Banks and the successors and assigns of the Administrative Agent and the Banks.

4.6    Reference to and Effect on the Credit Agreement.

a.    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

b.    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.

c.    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, nor constitute a waiver of any provision of the Amended Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

d.     This Amendment shall constitute a Credit Document.

4.7    Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BLACK HILLS CORPORATION, as the Borrower

By: /s/ Kimberly F. Nooney
Name:Kimberly F. Nooney
Title:Vice President - Treasurer

U.S. BANK NATIONAL ASSOCIATION, as a Bank and as Administrative Agent

By: /s/ John M. Eyerman
Name:John M. Eyerman
Title:Vice President

THE BANK OF NOVA SCOTIA, as a Bank

By: /s/ Thane Rattew
Name:Thane Rattew
Title:Managing Director

MUFG UNION BANK, N.A. f/k/a Union Bank, N.A, as a Bank

By: /s/ Maria Ferradas
Name:Maria Ferradas
Title:Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By: /s/ Nick Brokke
Name:Nick Brokke
Title:Vice President

ROYAL BANK OF CANADA, as a Bank

By: /s/ Joseph Braun
Name:Joseph Braun
Title:Authorized Signatory

COBANK, ACB, as a Bank

By: /s/ John H. Kemper
Name:John H. Kemper
Title:Vice President

JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Justin Martin
Name:Justin Martin
Title:Authorized Officer

BMO HARRIS FINANCING, INC., as a Bank

By: /s/ Kevin Utsey
Name:Kevin Utsey
Title:Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By: /s/ Mikhail Faybusovich
Name:Mikhail Faybusovich
Title:Authorized Signatory

By: /s/ Whitney Gaston
Name:Whitney Gaston
Title:Authorized Signatory

BANK OF AMERICA, N.A., as a Bank

By: /s/ Carlos Morales
Name:Carlos Morales
Title:Senior Vice President